STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

June 4, 2008

Job Number
C20080604-1594

Corporation Number
E0357342008-2

Filing Description
Articles of Incorporation

Document Filing Number
20080381293-76

Date/Time of Filing
June 4, 2008 12:00:47 PM

Corporation Name
MEDICAL ALARM CONCEPTS HOLDING, INC.

Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 4, 2008

Job Number: C20080604-1594
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080381293-76	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080381293-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/04/2008 12:00 PM
	Entity Number E0357342008-2

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Medical Alarm Concepts Holding, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Empire Stock Transfer, Inc. Name 2470 Saint Rose Pkwy, Suite 304 / Henderson / Nevada 89074 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000 / Par value per share: $.0001 / Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Howard Teicher Name 3605 Edgmont Avenue / Brookhaven / PA / 19015 Street Address / City / State / Zip Code 2. Ronnie Adams Name 3605 Edgmont Avenue / Brookhaven / PA / 19015 Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Patrick Mokros Name X [signature] Signature 2470 Saint Rose Pkwy, Suite 304 / Henderson / NV / 89074 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company June 6, 2008 Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

MEDICAL ALARM CONCEPTS HOLDING, INC.

FIRST. The name of the corporation is Medical Alarm Concepts Holding, Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 2470 Saint Rose Pkwy Suite 304, Henderson, NV 89074. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is one-hundred million (100,000,000) shares of common stock with a par value of one hundredth of one cent ($0.0001) per share and fifty million (50,000,000) shares of preferred stock with a par value of one hundredth of one cent ($0.0001) and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be two (2) in number and the name and post office address of the Directors is:

Director:	Howard Teicher
Director:	Ronnie Adams
Address:	3605 Edgmont Avenue
	Brookhaven, PA 19015

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name: Patrick Mokros
Address: 2470 St. Rose Pkwy Ste 304
Henderson, NV 89074

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 2470 Saint Rose Pkwy Suite 304, Henderson, NV 89074.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this June 4, 2008.

Patrick Mokros
Incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MEDICAL ALARM CONCEPTS HOLDING, INC.**, did on June 4, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 4, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

June 4, 2008

Job Number	**Corporation Number**	
C20080604-1594	E0357342008-2	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Initial List	20080381294-87	June 4, 2008 12:00:47 PM

Corporation Name
MEDICAL ALARM CONCEPTS HOLDING, INC.

Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 4, 2008

Job Number: C20080604-1594
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20080381294-87	Initial List	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILE NUMBER

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

Medical Alarm Concepts Holdings, Inc.

(Name of Corporation)

FOR THE FILING PERIOD OF ______ TO ______

Filed in the office of Ross Miller, Secretary of State, State of Nevada
Document Number 20080381294-87
Filing Date and Time 06/04/2008 12:00 PM
Entity Number E0357342008-2

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Empire Stock Transfer, Inc.
2470 Saint Rose Pkwy, Suite 304
Henderson NV 89074

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

THE ABOVE SPACE IS FOR OFFICE USE ONLY

[illegible]

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Howard Teicher	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
3605 Edgmont Ave	Brookhaven	PA	19015
Howard Teicher	SECRETARY (OR EQUIVALENT OF)		
3605 Edgmont Ave	Brookhaven	PA	19015
Ronnie Adams	TREASURER (OR EQUIVALENT OF)		
3605 Edgmont Ave	Brookhaven	PA	19015
Ronnie Adams	DIRECTOR		
3605 Edgmont Ave	Brookhaven	PA	19015

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title: President Date: 6/4/08